Exhibit 99

PGT(R) Announces JLL Partners' Final Common Stock Distribution

.N. VENICE, Fla., Dec. 18, 2013  -- PGT, Inc. (Nasdaq:PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors (the "Company" or "PGT"), today announced that JLL Partners, Fund IV, L.P. ("JLL"), the Company's majority stockholder since January 2004, distributed approximately 6,300,000 shares of the Company's common stock to its partners and no longer holds any of the Company's common stock.

"JLL's divestiture of its investment in the Company in an organized and controlled fashion has been both a natural and expected step in our evolution into a fully independent publicly traded company," said PGT's President and Chief Executive Officer, Rod Hershberger. "JLL has been an exceptional partner, and the support and guidance they provided the Company proved critically important as we navigated the housing crisis and emerged both financially sound and poised to take advantage of current opportunities for continued profitable growth for our shareholders."

Paul Levy, Founder and Managing Partner of JLL said, "Since 2004, JLL worked closely with PGT management to execute a series of operational and capital markets initiatives to provide the Company with financial flexibility, as well as position the business for the impending market recovery, which is now fully underway. Looking back, the Company's record of not only surviving but gaining momentum and market share through the housing crisis is a testament to the strength and depth of PGT's senior leadership and the collaborative relationship between JLL, the independent directors and the Company. Our time with PGT was both rewarding and personally enjoyable, and looking forward, I believe current and future shareholders will benefit from the Company's excellent reputation and first-rate management team."

JLL acquired substantially all of the equity interests of the Company on January 29, 2004, and held majority interest until May 2013, when it concurrently sold, approximately 12.7 million shares in an underwritten offering and 6.8 million shares to the Company. Those transactions decreased JLL's ownership to approximately 27.9% of the outstanding common stock of PGT. In September, JLL distributed shares to its partners, decreasing its ownership to approximately 13.7%, which it maintained until its most recent distribution on December 12th.

About PGT

PGT® pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. Founded in 1980, the company employs approximately 1,500 at its manufacturing, glass laminating and tempering plants in Florida. Utilizing the latest designs and technology, PGT products are ideal for new construction and replacement projects serving the residential, commercial, high-rise and institutional markets. PGT's product line includes a variety of aluminum and vinyl windows and doors. Product brands include WinGuard ®; SpectraGuard(TM); PremierVue®; PGT Architectural Systems; and Eze-Breeze®. PGT Industries is a wholly owned subsidiary of PGT, Inc. (Nasdaq:PGTI).

Forward-Looking Statements

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal", "objective", "plan", "expect", "anticipate", "intend", "project", "believe", "estimate", "may", "could", or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

Changes in new home starts and home remodeling trends

The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated

Raw material prices, especially aluminum

Transportation costs

Level of indebtedness

Dependence on our WinGuard branded product lines

Product liability and warranty claims

Federal and state regulations

Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC's website at www.sec.gov and at http://ir.pgtindustries.com/sec.cfm.

CONTACT: Jeff Jackson

         Executive Vice President and CFO

         941-480-1600

         jjackson@pgtindustries.com